Exhibit 99.1
Doximity Announces New Workflow Products, Long-Term Financial Targets at Inaugural Investor Day
Company Charts Path to $1 Billion in Revenue by Fiscal Year 2028
SAN FRANCISCO, Calif., June 6, 2023 — Doximity, Inc. (NYSE: DOCS), the leading digital platform for U.S. medical professionals, today announced new physician workflow products and long-term financial targets during its inaugural Investor Day at the New York Stock Exchange.
“In the two years since our IPO, we have doubled our revenue and expanded our paid enterprise subscriptions to over 40% of all US physicians,” said Jeff Tangney, co-founder and CEO of Doximity. “We’re proud to help physicians streamline their workflows, so they can provide better care for their patients.”
Long-Term Financial Targets and Key Financial Announcements
•Greater than $1 billion in revenue in fiscal 2028
•Long-term operating model adjusted EBITDA margins of 45%+
•Additional $200 million in share repurchases over the next 24 months
Product Innovation
Doximity continues to innovate with new AI and productivity tools. These include:
•www.BestDoc.ai: With detailed CVs on over 80% of U.S. physicians, Doximity is already the place where doctors find sub-specialists for referrals and second opinions. BestDoc.ai is a GPT-powered chatbot to help users navigate sub-specialized care and find the best medical experts in their local area for any particular disease, condition, or procedure.
•Hospital Directories: Doctors on the go often need to call specific labs or hospital departments to get updates on their patients, but they don’t always carry that laminated sheet of phone numbers with them. Fret not, Doximity hospital directories are now live at more than 50 hospitals with more coming soon.
•Hold for Me: Doximity’s new hold assistant lets doctors skip the hold music with pharmacies and insurance companies. It detects when the call is answered by a human and rings the doctor to rejoin. Physician users estimate it’ll save them 61 minutes of wait time per month, a full extra hour to spend on patient care.
New Workflow Metric
The company announced a new, more comprehensive usage metric: unique quarterly active workflow providers. This metric measures workflow engagement across Doximity’s workflow tools, which today include telehealth, scheduling, digital fax, e-signature, secure messaging, and DocsGPT. Doximity reported more than 500,000 quarterly active workflow providers for the quarter ended March 31, 2023.
Stock Repurchase Program
Doximity’s Board of Directors authorized another program to repurchase up to $200 million of the Company’s Class A common stock. The repurchases are expected to be executed over the next 24 months, subject to general business and market conditions and other investment opportunities, through open market purchases or privately negotiated transactions, including through Rule 10b5-1 plans.

Webcast of Investor Day
A replay of Doximity’s Investor Day will be available following the event at https://investors.doximity.com.
About Doximity
Founded in 2010, Doximity is the leading digital platform for U.S. medical professionals. The Company's network members include over 80% of U.S. physicians across all specialties and practice areas. Doximity provides its verified clinical membership with digital tools built for medicine, enabling them to collaborate with colleagues, stay up to date with the latest medical news and research, manage their careers and on-call schedules, and conduct virtual patient visits. Doximity's mission is to help doctors be more productive so they can provide better care for their patients. For more information, visit www.doximity.com.
Forward-Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors including (i) the timing and scope of anticipated stock repurchases; (ii) the impact of uncertainty in the current economic environment and macroeconomic uncertainty, including the resurgence or resolution of the COVID-19 pandemic or other pandemics, epidemics or infectious diseases; (iii) our ability to retain existing members or add new members to our platform and maintain or grow their engagement with our platform; (iv) our ability to attract new customers or retain existing customers; (v) the impact of our prioritization of our members’ interests; (vi) breaches in our security measures or unauthorized access to members’ data; (vii) our ability to maintain or manage our growth, and other risks and factors that are beyond our control including, without limitation, those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the annual period ended March 31, 2023. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements. The forward-looking statements made in this press release relate only to management’s beliefs and assumptions as of this date. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations Contact:
Perry Gold
ir@doximity.com
Media Contact:
Amanda Cox
pr@doximity.com

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